===============================================================


              INTERNATIONAL SHIPHOLDING CORPORATION,
                           as Issuer


                              and


                     THE BANK OF NEW YORK,


                          as Trustee


                           INDENTURE


                 Dated as of January 22, 1998


                      up to $160,000,000


                 7 3/4% Senior Notes due 2007

===============================================================


                     CROSS-REFERENCE TABLE


  TIA                                           Indenture
Section                                          Section
-------                                         ---------
310(a)(1)                                       7.10
   (a)(2)                                       7.10
   (a)(3)                                       N.A.
   (a)(4)                                       N.A.
   (a)(5)                                       7.10
   (b)                                          7.08; 7.10
   (c)                                          N.A.
311(a)                                          7.11
   (b)                                          7.11
   (c)                                          N.A.
312(a)                                          2.05
   (b)                                          10.03
   (c)                                          10.03
313(a)                                          7.06
   (b)                                          7.06
   (c)                                          7.06; 10.02
   (d)                                          7.06; 10.02
314(a)                                          4.02; 4.04; 10.02
   (b)                                          N.A.
   (c)(1)                                       10.04; 10.05
   (c)(2)                                       10.04; 10.05
   (c)(3)                                       N.A.
   (d)                                          N.A.
   (e)                                          10.05
   (f)                                          N.A.
315(a)                                          7.01; 7.02
   (b)                                          7.05; 10.02
   (c)                                          7.01
   (d)                                          6.05; 7.01; 7.02
   (e)                                          6.11
316(a) (last sentence)                          10.06
   (a)(1)(A)                                    6.05
   (a)(1)(B)                                    6.04
   (a)(2)                                       8.02
   (b)                                          6.07
   (c)                                          8.04
317(a)(1)                                       6.08
   (a)(2)                                       6.09
   (b)                                          7.12
318                                             10.01

                   N.A. means Not Applicable

____________________
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.



                       TABLE OF CONTENTS
                       -----------------

                                                           Page


                           ARTICLE 1

          DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.                                    1
Section 1.02. Other Definitions.                             18
Section 1.03. Incorporation by Reference of Trust
                  Indenture Act.                             19
Section 1.04. Rules of Construction.                         19

                           ARTICLE 2

                           THE NOTES

Section 2.01. Dating; Incorporation of Form in
                  Indenture.                                 20
Section 2.02. Execution and Authentication.                  21
Section 2.03. Registrar and Paying Agent.                    22
Section 2.04. Paying Agent To Hold Money in Trust.           22
Section 2.05. Noteholder Lists.                              23
Section 2.06. Transfer and Exchange.                         23
Section 2.07. Replacement Notes.                             24
Section 2.08. Outstanding Notes.                             25
Section 2.09. Temporary Notes.                               25
Section 2.10. Cancellation.                                  26
Section 2.11. Defaulted Interest.                            26
Section 2.12. Deposit of Moneys.                             26
Section 2.13. CUSIP Number.                                  27
Section 2.14. Book-Entry Provisions for Global Notes.        27
Section 2.15. Special Transfer Provisions.                   29

                           ARTICLE 3

                          REDEMPTION

Section 3.01. No Redemption.                                 31

                           ARTICLE 4

                           COVENANTS

Section 4.01. Payment of Notes.                              31
Section 4.02. Provision of Financial Statements and
                  Other Information.                         32
Section 4.03. Waiver of Stay, Extension or Usury
                  Laws.                                      33
Section 4.04. Compliance Certificate.                        33
Section 4.05. Taxes.                                         34
Section 4.06. Limitation on Indebtedness.                    34
Section 4.07. Limitation on Restricted Payments.             35
Section 4.08. Disposition of Proceeds of Asset Sales.        38
Section 4.09. Limitation on Transactions with
                  Affiliates.                                42
Section 4.10. Limitations on Liens.                          42
Section 4.11. Limitations on Guarantees by
                  Subsidiaries.                              42
Section 4.12. Limitation on Sale-Leaseback
                  Transactions.                              43
Section 4.13. Payments for Consent.                          44
Section 4.14. Corporate Existence.                           44
Section 4.15. Change of Control.                             44
Section 4.16. Maintenance of Office or Agency.               47
Section 4.17. Restrictions on Preferred Stock of
                  Subsidiaries.                              47
Section 4.18. Limitation on Dividends and Other
                  Payment Restrictions Affecting
                  Subsidiaries.                              47
Section 4.19. Limitations on Unrestricted
                  Subsidiaries.                              48
Section 4.20. Insurance.                                     48

                           ARTICLE 5

                     SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and
                  Sale of Assets.                            49
Section 5.02. Successor Person Substituted.                  52

                           ARTICLE 6

                     DEFAULTS AND REMEDIES

Section 6.01. Events of Default.                             52
Section 6.02. Acceleration.                                  55
Section 6.03. Other Remedies.                                56
Section 6.04. Waiver of Past Defaults and Events of
                  Default.                                   56
Section 6.05. Control by Majority.                           56
Section 6.06. Limitation on Suits.                           57
Section 6.07. Rights of Holders To Receive Payment.          57
Section 6.08. Collection Suit by Trustee.                    58
Section 6.09. Trustee May File Proofs of Claim.              58
Section 6.10. Priorities.                                    59
Section 6.11. Undertaking for Costs.                         59

                           ARTICLE 7

                            TRUSTEE

Section 7.01. Duties of Trustee.                             60
Section 7.02. Rights of Trustee.                             61
Section 7.03. Individual Rights of Trustee.                  62
Section 7.04. Trustee's Disclaimer.                          62
Section 7.05. Notice of Defaults.                            62
Section 7.06. Reports by Trustee to Holders.                 63
Section 7.07. Compensation and Indemnity.                    63
Section 7.08. Replacement of Trustee.                        64
Section 7.09. Successor Trustee by Consolidation,
                  Merger or Conversion.                      65
Section 7.10. Eligibility; Disqualification.                 66
Section 7.11. Preferential Collection of Claims
                  Against Company.                           66
Section 7.12. Paying Agents.                                 66

                           ARTICLE 8

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.                    67
Section 8.02. With Consent of Holders.                       68
Section 8.03. Compliance with Trust Indenture Act.           69
Section 8.04. Revocation and Effect of Consents.             70
Section 8.05. Notation on or Exchange of Notes.              70
Section 8.06. Trustee To Sign Amendments, etc.               71

                           ARTICLE 9

              DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of
                  Indenture.                                 71
Section 9.02. Defeasance.                                    72
Section 9.03. Covenant Defeasance.                           72
Section 9.04. Conditions to Defeasance or Covenant
                  Defeasance.                                73
Section 9.05. Deposited Money and U.S. Government
                  Obligations To Be Held in Trust;
                  Other Miscellaneous Provisions.            74
Section 9.06. Reinstatement.                                 75
Section 9.07. Moneys Held by Paying Agent.                   75
Section 9.08. Moneys Held by Trustee.                        76

                          ARTICLE 10

                         MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.                 76
Section 10.02. Notices.                                      76
Section 10.03. Communications by Holders with Other
                  Holders.                                   78
Section 10.04. Certificate and Opinion as to
                  Conditions Precedent.                      78
Section 10.05. Statements Required in Certificate and
                  Opinion.                                   78
Section 10.06. When Treasury Notes Disregarded.              79
Section 10.07. Rules by Trustee and Agents.                  79
Section 10.08. Business Days; Legal Holidays.                79
Section 10.09. Governing Law.                                79
Section 10.10. No Adverse Interpretation of Other
                  Agreements.                                80
Section 10.11. No Recourse Against Others.                   80
Section 10.12. Successors.                                   80
Section 10.13. Multiple Counterparts.                        80
Section 10.14. Table of Contents, Headings, etc.             80
Section 10.15. Separability.                                 81


EXHIBITS
--------
Exhibit A. Form of Note                                      A-1

Exhibit B. Form of Legend for Global Notes                   B-1

Exhibit C. Form of Certificate to Be Delivered in
           Connection with Transfers to Non-QIB
           Accredited Investors                              C-1

Exhibit D. Form of Certificate to Be Delivered in
           Connection with Transfers Pursuant to
           Regulation S                                      D-1

          INDENTURE, dated as of January 22, 1998, between INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation, as Issuer (the "Company") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 7 3/4% Senior Notes due 2007 (the
"Notes").


                           ARTICLE 1

          DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.  Definitions.
               -----------
          "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with the acquisition of assets or secured by the assets so acquired from such Person or
(ii) existing at the time such Person becomes a Subsidiary (other than any Indebtedness incurred in connection with, or in contemplation of, such asset acquisition of such Person becoming a Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that beneficially owns, directly or indirectly, 5% or more of such specified Person's outstanding Capital Stock or (iii) any officer or director of any such specified Person or any such 5% stockholder of such specified Person, and shall not include any employee or consultant of such Person who is not otherwise an Affiliate of such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Sale" means any sale, issuance, conveyance, transfer, capital lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of any of the following (each an "Asset"): (i) Capital Stock of any Subsidiary (other than Directors Qualifying Shares);
(ii) all or substantially all of the properties and assets of any division or line of business of the Company and Subsidiaries (other than to a Wholly Owned Subsidiary); or
(iii) other properties or assets of the Company or any Subsidiary (other than to the Company or a Wholly Owned Subsidiary), other than in the ordinary course of business.
For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties and assets that is governed by the provisions described under Section 5.01 of this Indenture; (ii) any transfer of properties or assets the gross proceeds of which in the aggregate do not exceed $5 million in any year; or (iii) any transfer of properties or assets to an Unrestricted Subsidiary permitted to be made under the provisions described under Section 4.19 of this Indenture.

          "Attributable Debt" means, with respect to a sale and leaseback transaction, as at the time of determination, the greater of (a) the fair market value of the property subject to such sale and leaseback transaction (as set forth in a Board Resolution) and (b) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bank Credit Agreement" means (i) the $25 million credit facility to be entered into by the Company, as borrower, and Citibank, N.A., as agent and lender, (ii) any one or more additional agreements between the Company and one or more financial institutions providing for the making of loans on an unsecured revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances, in each case for the purpose of funding the Company's working capital requirements and general corporate purposes, and (iii) any replacements, renewals or refinancings of the foregoing.

          "Board of Directors" means the board of directors of the Company or a Guarantor, if any, or any committee authorized to act on behalf of such board.

          "Board Resolution" means with respect to any Person, a copy of a resolution certified by the person appointed to act as secretary at the meeting of the Board of Directors at which such resolution was adopted or by any director present at the meeting of the Board of Directors at which such resolution was adopted to have been duly adopted, by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Capital Lease Obligations" means any obligations of the Company on a Consolidated basis incurred or assumed in the ordinary course of business under or in connection with any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease.

          "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, whether now outstanding or issued after the date of the Indenture.

          "Change of Control" means the occurrence of one or more of the following events: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Johnsen Family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the greater of (A) forty percent (40%) of the total voting power of the then outstanding Voting Stock of the Company and (B) the total voting power of the then outstanding Voting Stock of the Company beneficially owned in the aggregate by the Johnsen Family; (ii) the individuals who, as of the date of the Indenture, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; (iii) (A) the Company consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of its assets to any Person or (B) any Person merges into the Company, in either event pursuant to a transaction in which any Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property (other than any such transactions where (x) the outstanding Voting Stock of the Company is converted into or exchanged for (I) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (II) cash, securities and/or other property in an amount which could be paid as a Restricted Payment under the Indenture (and is treated as such) and
(y) immediately after the consummation of such transaction, no "person" or "group" other than the Johnsen Family is or becomes the "beneficial owner," directly or indirectly of more than 35% of the total Voting Stock of such surviving or transferee corporation); or (iv) the Company is not in material compliance with the citizenship requirements imposed under the Merchant Marine Act of 1920, as amended, the Merchant Marine Act of 1936, as amended, or any other applicable United States laws for entities engaged in coastwise trade or eligible to receive operating differential subsidies.

          "Commission" means the United States Securities and
Exchange Commission.

          "Company" means International Shipholding
Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Direc tors, the President, an Executive Vice President, the Chief Financial Officer, the Treasurer or the Controller and attested to by any Officer of the Company.

          "Consolidated Income Tax Expense" means, for any period, as applied to any Person, the provision for federal, state, local or foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, without duplication, for any period, as applied to any Person, the sum of (a) the interest expense of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied including, without limitation,
(i) amortization of debt discount and debt issuance cost,
(ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) noncash interest payments and (vi) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (b) the interest portion of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries, plus (c) capitalized interest, plus (d) Preferred Stock dividends in respect of Preferred Stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary.

          "Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding (i) all extraordinary gains or losses (less all fees and expenses relating thereto);
(ii) the portion of net income (or loss) of the Company and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries; (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; and (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the end of the fiscal quarter in which such net income was earned permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders unless, and to the extent, such net income can be paid to the Company in the form of advances or principal repayments on intercompany indebtedness, accounts or other obligations.

          "Consolidated Net Tangible Assets" means, with respect to the Company, the total assets shown on the balance sheet of the Company and its Consolidated Subsidiaries, as determined on a Consolidated basis in accordance with GAAP consistently applied, as of the Company's latest fiscal quarter for which financial information is then required to be available, less goodwill and other intangibles.

          "Consolidated Net Worth" means, with respect to the Company, the Consolidated shareholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP consistently applied.

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust
Company or another Person designated as Depository by the Com pany (or any successor thereto), which Person must be a clearing agency registered under the Exchange Act.

          "Directors Qualifying Shares" means shares of Capital
Stock of a Person held by nominees, directors or trustees pursuant to the requirements of the law of the jurisdiction in which such Person is organized.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense and Consolidated Income Tax Expense plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charge constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period), in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to
(b) Consolidated Interest Expense for such period; provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United
States, consistently applied, which are in effect on the date of the Indenture.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Indebtedness" with respect to any Person is defined as, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding; (ii) all obligations (other than interest, premium and additional payments, if any) of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person; (v) all Indebtedness referred to in clause (i), (ii), (iii), or (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the Holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vi) all guarantees of Indebtedness by such Person; (vii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price, exclusive of accrued and unpaid dividends;
(viii) all obligations under interest rate swap or similar agreements or currency hedge, exchange or similar agreements of such Person; and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Indenture Obligations" means, the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, if any, to pay principal of, premium, if any, and interest on the Notes when due and payable, and all other amounts due or to become due under or in connection with the Indenture or the Notes and the performance of all other obligations to the Trustee and the Holders of the Notes under the Indenture and the Notes, according to the terms thereof.

          "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiaries) is an employee, insider, associate or Affiliate of the Company or a Subsidiary, or has held any such position during the previous five years or
(ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

          "Institutional Accredited Investor" means an institu tion that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or (7) promulgated under the Secu rities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owed by any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. For the purpose of making any calculations under this Indenture (i) Investment shall include the amount of Investment attributed to any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the amount of Investment attributed to any Unrestricted Subsidiary that is designated a Subsidiary (which exclusion shall be effective upon such designation) and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at Fair Market Value at the time of such transfer; provided that in each case, the Fair Market Value of an asset or property shall be as determined by the Board of Directors of the Company in good faith.

          "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

          "Johnsen Family" means (i) Niels W. Johnsen and Erik
F. Johnsen, (ii) the wives and issue of Niels W. Johnsen and Erik F. Johnsen and (iii) any Affiliate of any of the foregoing.

          "Joint Venture Entity" means any Person in which the Company (directly or indirectly) owns at least a 50% interest and the remaining interest is owned by Persons who are not Affiliates of the Company or of any Affiliate of the Company.

          "Lien" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

          "Maturity Date" means October 15, 2007.

          "Medium or Long Term Contract" means a contract with a duration of more than three years (without taking into account any extension options).

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where the Holder of such Indebtedness has a security interest in the asset sold in the Asset Sale,
(iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

          "Non-U.S. Person" means a person who is not a U.S.
person, as defined in Regulation S.

          "Notes" means the Company's 7 3/4% Senior Notes due 2007 that are issued on the Issue Date or subsequent to the Issue Date under this Indenture, as amended or supplemented from time to time pursuant to this Indenture and, when and if issued, the Company's 7 3/4% Senior Notes due 2007 to be issued pursuant to the Registration Rights Agreement as contemplated hereunder.

          "Offering Memorandum" means the Confidential Offering
Memorandum dated January 14, 1998 pursuant to which the Notes were offered.

          "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief
Financial Officer, any Executive Vice President, the Treasurer or the Controller of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Treasurer of such Person.

          "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

          "Pari Passu Indebtedness" means Indebtedness of the
Company ranking pari passu in right of payment with the Notes.

          "Permitted Indebtedness" means (i) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of the Indenture and not repaid out of the proceeds of the Offering; (ii) Indebtedness of the Company pursuant to the Notes originally issued on the Issue Date; (iii) Indebtedness of the Company under one or more Bank Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $50,000,000; (iv) Indebtedness incurred in relation to the provision of bonds, guarantees, letters of credit or similar obligations required by the United States Federal Maritime Commission or other governmental or regulatory agencies in connection with Vessels owned or business conducted by the Company or any Subsidiary; (v) Indebtedness of the Company or any Subsidiary to finance the replacement of a Vessel upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel does not arise out of any misconduct or negligent omission by the Company or any of its Subsidiaries) (collectively, a "Total Loss") in an aggregate amount up to the contract price for such replacement Vessel less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Company or any Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss; (vi) Indebtedness of the Company or any Subsidiary incurred to finance the construction or acquisition of one or more Vessels in the aggregate principal amount outstanding at any time (including any renewals, extensions, substitutions, refundings, refinancings or replacements thereof pursuant to clause (viii) below) of up to $100,000,000 (in addition to any such Indebtedness that was not incurred as Permitted Indebtedness as determined at the time of incurrence by the Board of Directors and evidenced by a Board Resolution); provided that (x) with respect to Indebtedness incurred to finance the construction of any such Vessel, such Indebtedness does not exceed 80% of the contract price for such Vessel, (y) with respect to Indebtedness incurred to finance the acquisition of any such Vessel, such Indebtedness does not exceed the lesser of (i) the contract price for the acquisition of such Vessel or (ii) the fair market value of such Vessel at the time of acquisition and
(z) each such Vessel is to be initially employed (after giving effect to any intermediary intercompany transactions) pursuant to a then existing binding Medium or Long-Term Contract with a third party who is not an Affiliate of the Company or a then existing binding contract with the United States Military Sealift Command that has a term (including any extensions at the option of the United States Military Sealift Command) of at least three years; (vii) any guarantees of Indebtedness of the Company by a Subsidiary entered into in accordance with
Section 4.11 of this Indenture; (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clauses (i),
(ii), (v) and (vi) of this definition, including any successive renewals, extensions, substitutions, refundings, refinancings or replacements so long as such renewal, extension, substitution, refunding, refinancing or replacement does not result in an increase in the aggregate principal amount of the outstanding Indebtedness represented thereby (plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so renewed, extended, substituted, refunded, refinanced or replaced) and, in the case of the Notes or any extension, renewal, refunding, refinancing, or replacement thereof, does not change the Stated Maturity of any payment of principal thereof to a date earlier than the Stated Maturity existing at the time of such extension, renewal, refunding, refinancing or replacement; (ix) Indebtedness of the Company owing to and held by any Subsidiary of the Company or Indebtedness of a Subsidiary owing to and held by the Company or any other Subsidiary of the Company; provided, however, that any subsequent transfer or any other event which results in any such Subsidiary ceasing to be a Subsidiary of the Company or any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary) would be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof; (x) any guarantee of Indebtedness permitted to be incurred under the Indenture; provided that any Guarantor complies with Section 4.11 of this Indenture; and (xi) Indebtedness of the Company or a Subsidiary not covered by any other clause of this definition not to exceed an aggregate principal amount at any time outstanding of $50,000,000 (as determined at the time of issuance by the Board of Directors and evidenced by a Board Resolution).

          "Permitted Investment" means (i) Investments in any of the Notes or any Guarantees; (ii) Temporary Cash Investments; (iii) Investments by the Company in or to any Subsidiary of the Company and Investments by a Subsidiary of the Company in or to the Company or a Subsidiary of the Company (or a person who becomes a Subsidiary as a result of such Investment or who merges or consolidates into the Company or a Subsidiary of the Company); (iv) loans or advances not in excess of $1 million outstanding in the aggregate at any time to employees in the ordinary course of business;
(v) Investments acquired or retained from another Person in connection with any Asset Sale or other disposition of assets to such Person; (vi) Investments by any Subsidiary or any Unrestricted Subsidiary in the Company; (vii) Investments in an Unrestricted Subsidiary to the extent permitted under clauses
(i)(x) and (ii) of Section 4.19 of this Indenture (it being understood that any Investment in an Unrestricted Subsidiary made in reliance upon clause (i)(y) thereunder shall not be deemed to be a Permitted Investment); and (viii) Investments not to exceed 5% of the Company's Consolidated Net Tangible Assets at the time of determination.

          "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred stock.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital
Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Secu rities Act.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

          "Registration Rights Agreement" means the Registra tion Rights Agreement dated as of January 22, 1998 among the Company, and Citicorp Securities, Inc., Citibank Canada Securi ties Limited and Citibank International plc, as Initial
Purchasers.

          "Regulation S" means Regulation S promulgated under the Securities Act.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trus tee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above desig nated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any
Note is a Restricted Security.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means any Subsidiary (including its subsidiaries) of the Company which at the time of determination meets any of the following conditions: (1) the Company's and its other Subsidiaries' investments in the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries Consolidated as of the end of the most recently completed fiscal year; (2) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries Consolidated as of the end of the most recently completed fiscal year; or
(3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries Consolidated for the most recently completed fiscal year.

          "Stated Maturity" when used with respect to any Note or any installment of interest thereon, means the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated in right of payment to the Notes.

          "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person (other than a corporation) including a partnership in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest. For the purposes of this Indenture, an Unrestricted Subsidiary shall not be deemed a subsidiary of the Company.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $300,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above and
(iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

          "Title XI Financing" means any Indebtedness incurred by the Company or any Subsidiary which is guaranteed by the United States (or any agency thereof) pursuant to Title XI of the Merchant Marine Act of 1936, as amended.

          "Trust Officer" means any officer or assistant offi cer of the Trustee assigned by the Trustee to administer trust accounts.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Inden ture and thereafter means the successor.

          "Unrestricted Subsidiary" means (1) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such subsidiary (which shall be deemed to be made as a result of designating such subsidiary an Unrestricted Subsidiary) shall not violate the provisions of Section 4.19 of this Indenture. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 4.06 of this Indenture.

          "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (a) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent the Company or any Subsidiary is permitted to incur, create or assume any guarantee of Indebtedness of any Affiliate pursuant to the provisions under Section 4.07 of this Indenture, in which case the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or
(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of prin cipal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Vessels" means the shipping vessels owned by and registered in the name of the Company or any of its Subsidiaries or operated by the Company pursuant to a lease or other operating agreement constituting a Capital Lease
Obligation.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than Directors Qualifying Shares) is owned by the Company or another Wholly Owned Subsidiary of the Company.

Section 1.02.  Other Definitions.
               -----------------

          The definitions of the following terms may be found in the sections indicated as follows:

                  Term             Defined in Section
                  ----             ------------------
"Agent Members"                           2.14
"Business Day"                            10.08
"Covenant Defeasance"                     9.03
"Deficiency"                              4.08
"Event of Default"                        6.01
"Excess Proceeds"                         4.08
"Global Notes"                            2.01
"Guarantee"                               4.11
"Guarantor"                               4.11
"incur"                                   4.06
"Legal Defeasance"                        9.02
"Legal Holiday"                           10.08
"Note Amount"                             4.08
"Offer"                                   4.08
"Offered Price"                           4.08
"Offshore Physical Notes"                 2.01
"Paying Agent"                            2.03
"Physical Notes"                          2.01
"Registered Exchange"                     2.02
"Registrar"                               2.03
"Regulation S Global Notes"               2.01
"Restricted Payments"                     4.07
"Rule 144A Global Note"                   2.01
"Surviving Entity"                        5.01
"Transaction Survivor"                    5.01
"U.S. Physical Notes"                     2.01

Section 1.03.  Incorporation by Reference
               of Trust Indenture Act.
               --------------------------
          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture securityholder" means a Holder or Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Com pany, or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.
               ----------------------
          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) words used herein implying any gender shall apply to every gender.


                           ARTICLE 2

                           THE NOTES


Section 2.01.  Dating; Incorporation of Form in Indenture.
               -------------------------------------------
          The Notes and the Trustee's certificate of authenti cation shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

          The Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form (the "Rule 144A Global Notes"), (ii) pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form (the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"), in each case substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S may be issued in the form of certifi cated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on Rule 144A may each also be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

Section 2.02.  Execution and Authentication.
               -----------------------------
          The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant
Secretary of the Company. Such signature may be either manual or facsimile.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such sig nature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authen ticate Notes for original issue in the aggregate principal amount not to exceed $160,000,000 upon a Company Request in one or more series, provided that the aggregate principal amount of Notes on the Issue Date shall not exceed $110,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. Upon receipt of the Company Request, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $160,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement), provided that the aggregate principal amount of Exchange Notes in exchange for the Notes originally issued on the Issue Date shall not exceed $110,000,000. Exchange Notes (as defined in the Regis tration Rights Agreement) may have such distinctive series des ignation and "CUSIP" numbers as and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. Exchange Notes issued pursuant to a Registered Exchange shall not bear the Private Placement Leg end. The Notes shall be issuable only in registered form with out coupons and only in denominations of $1,000 and integral multiples thereof.

          The Trustee may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. An authenti cating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticat ing agent has the same right as an Agent to deal with the Com pany or an Affiliate.

Section 2.03.  Registrar and Paying Agent.
               ---------------------------
          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Bor ough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Com pany in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Com pany initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent To Hold Money in Trust.
               ------------------------------------
          On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Pay ing Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trus tee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete account ing of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05.  Noteholder Lists.
               -----------------
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each April 1 and October 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.  Transfer and Exchange.
               ----------------------
          When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal princi pal amount of Notes of other authorized denominations, the Reg istrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial inter ests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in vio lation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Notes issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.07.  Replacement Notes.
               ------------------
          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the require ments of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indem nity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. The Company and the Trustee may charge for their expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Company. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such
Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08.  Outstanding Notes.
               ------------------
          Notes outstanding at any time are all Notes authenti cated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this
Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced
Note is held by a bona fide purchaser.

          If a Paying Agent holds on the Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date, such Notes cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 10.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.  Temporary Notes.
               ----------------
          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate tempo rary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for tem porary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency maintained pursuant to Section
2.03 hereof.

Section 2.10.  Cancellation.
               -------------
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and return such Notes to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.
               -------------------
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any inter est payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent spe cial record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after written notice given by the Company to the Trustee of such proposed method of payment, such payment shall be deemed satisfactory to the Trustee.

Section 2.12.  Deposit of Moneys.
               ------------------
          Prior to 12:00 noon, New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13.  CUSIP Number.
               -------------
          The Company in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such number(s).

Section 2.14.  Book-Entry Provisions for Global Notes.
               ---------------------------------------
          (a) The Global Notes initially shall (i) be regis tered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Glo bal Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of custom ary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its suc cessors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes and Physical Notes may be transferred or exchanged for beneficial interests in Global Notes, in each case, in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in Global Notes if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to bene ficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trus tee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as other wise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Inden ture or the Notes.

Section 2.15.  Special Transfer Provisions.
               ----------------------------
          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institu tional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the pro posed transferor has delivered to the Registrar a certifi cate substantially in the form of Exhibit D hereto; and

        (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a trans fer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be trans ferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physi cal Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stat ing, or has otherwise advised the Company and the Regis trar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Reg istrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exer cises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pur suant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

        (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instruc tions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the princi pal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Place ment Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Place ment Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provi sions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Secu rities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.


                           ARTICLE 3

                          REDEMPTION


Section 3.01.  No Redemption.
               --------------
          Except for the redemptions provided for in Sections
4.08 and 4.15, the Company may not redeem the Notes, in whole or in part, at any time.


                           ARTICLE 4

                           COVENANTS


Section 4.01.  Payment of Notes.
               -----------------
          The Company shall pay the principal of and interest (including all Liquidated Damages (as defined in the Registra tion Rights Agreement) as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. legal ten der designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal
(including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.  Provision of Financial
               Statements and Other Information.
               ---------------------------------
          (a) Subject to clause (b) hereof, the Company shall deliver to the Trustee (including sufficient copies to be delivered to the Holders by the Trustee) within 15 calendar days after the filing of the same with the Commission, copies of the quarterly and annual reports and other reports, if any, which the Company is required to file with the Commission pur suant to Section 13 or 15(d) of the Exchange Act or pursuant to this Secton 4.02. At all times when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will nonetheless file with the Commission, to the extent permitted by the Commission, and regardless of any such filing provide the Trustee within 15 calendar days of the filing thereof with the Commission (or within 15 calendar days of when filing would ordinarily be required if not then permitted) (including sufficient copies to be delivered to the Holders by the Trustee) with such quarterly and annual reports and other reports specified in clause (b) below. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

          (b) The Company shall (i) within 105 days after the end of its fiscal year file (or provide to the Trustee in accordance with clause (a) above if filing is not then permitted) annual reports referred to in the foregoing clause
(a) on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form), which shall include consolidated financial statements and notes thereto, together with a report thereon expressed by an independent accounting firm and management's discussion and analysis of financial condition and results of operations; (ii) within 60 days after the end of each of the first, second and third fiscal quarters of each fiscal year, file (or provide to the Trustee in accordance with clause (a) above if filing is not then permitted) reports on Form 10-Q (or any successor form) containing the information required to be contained therein (or required in such successor form), which shall include unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations for the first three quarters of each fiscal year; and (iii) promptly from time to time after the occurrence of any event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in such successor form). Each of the reports shall be prepared in accordance with GAAP, as then in effect, consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission.

          (c) The Company will, promptly upon written request, provide to any Holder of Notes or any prospective transferee of any such Holder, at the Company's expense, any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144 and Rule 144A under the Securities Act.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.
               ----------------------------------------
          The Company covenants (to the extent that it may law fully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trus tee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.
               -----------------------
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year and on or before 45 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Com pany) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such quarter, and is not in default in the perfor mance or observance of any of the terms, provisions and condi tions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohib ited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.
               ------
          The Company shall, and shall cause each of its Sub sidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Indebtedness.
               ---------------------------
          The Company will not, and will not permit any Subsidiaries to, create, incur, assume or, directly or indirectly, guarantee the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding Permitted Indebtedness) unless (a) at the time of such event and after giving effect thereto on a pro forma basis the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger, consolidation or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been at least equal to 2.0:1.0 and (b) in the case of any Indebtedness of the Company, the Indebtedness is pari passu in right of payment to the Notes or is Subordinated Indebtedness provided that such Subordinated Indebtedness has a Stated Maturity (including any scheduled repayments or sinking fund payments) subsequent to one year after the maturity of the Notes.

Section 4.07.  Limitation on Restricted Payments.
               ----------------------------------
          The Company will not, and will not permit any Subsidiary to, directly or indirectly:

         (i) declare or pay any dividend on, or make any distribution to Holders of, any Capital Stock of the Company (other than dividends or distributions payable in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

        (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any option, warrant or other right to acquire such Capital Stock;

       (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity any Subordinated Indebtedness of the Company;

        (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person other than the Company or any Wholly Owned Subsidiaries or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any Wholly Owned Subsidiaries);

         (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than with respect to (i) guarantees of Indebtedness of any Wholly Owned
     Subsidiary of the Company by the Company or by any Subsidiary or (ii) guarantees of Indebtedness of the Company by any Subsidiary, in each case in accordance with the terms of the Indenture); or

        (vi)   make any Investment (other than any Permitted
     Investment) in any Person (such payments described in (i) through (vi) collectively, "Restricted Payments");

unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of Section 4.06 of this Indenture (other than Permitted Indebtedness), and (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum of:

          (A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter in which the Notes are initially issued and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

          (B) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) received after the date of the Indenture by the Company as capital contributions to the Company;

          (C) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) received after the date of the Indenture by the Company from the issuance or sale (other than to any Subsidiaries) of shares of Capital Stock of the Company or any options or warrants to purchase such shares (other than issuances in respect of clause (ii) of the next paragraph) of Capital Stock of the Company;

          (D) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) received after the date of the Indenture by the Company (other than from any Subsidiaries) upon the exercise of any options or warrants to purchase shares of Capital Stock of the Company;

          (E) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) received after the date of the Indenture, by the Company for debt securities that have been converted into or exchanged for Qualified Capital Stock of the Company; and

          (F)  $10 million.

          Notwithstanding the foregoing, and in the case of clause (iii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not take into account and shall not prohibit:

SEQUENCE LEVEL 5 NUMBERING RESET
         (i) the payment of any dividend within 60 days after the date of declaration if at the date of declaration, such payment would be permitted by the provisions of the preceding paragraph and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the provisions of the preceding paragraph;

        (ii) any redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company, provided that the net proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (C) of the preceding paragraph; or

       (iii) any redemption, repurchase, or other acquisition or retirement of Subordinated Indebtedness of the Company (other than Redeemable Capital Stock) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness being so redeemed, repurchased, acquired or retired (plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to Senior Indebtedness and the Notes to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired, (C) such Indebtedness has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes and
     (D) such Indebtedness has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes.

Section 4.08.  Disposition of Proceeds of Asset Sales.
               ---------------------------------------
          (a) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless (i) at least 85% of the proceeds from such Asset Sale are received in cash (or, in lieu of cash, (x) a promissory note issued by the purchaser of the Asset covered by the Asset Sale and secured by a first perfected security interest in such Asset provided such security interest remains in full force and perfected until all obligations arising under such promissory note are paid in full or (y) property or assets to be used by the Company in a substantially similar manner as the property or asset which was disposed of in such Asset Sale, as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale as determined by the Board of Directors and evidenced in a Board Resolution, whose determination shall be conclusive (including valuation of all non-cash consideration).

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any outstanding Pari Passu Indebtedness or any Indebtedness of any Subsidiary as required by the terms thereof, the Company determines not to apply such Net Cash Proceeds to the prepayment of Pari Passu Indebtedness or any Indebtedness of any Subsidiary or if no such Pari Passu Indebtedness or such Indebtedness of any Subsidiary is outstanding, then the Company may, within one year of the Asset Sale, invest (or enter into a legally binding agreement to invest) the Net Cash Proceeds in assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) will be used by the Company and Wholly Owned Subsidiaries in their marine transportation businesses or in businesses reasonably related thereto. If any legally binding agreement to invest any Net Cash Proceeds is terminated, then the Company may invest such Net Cash Proceeds, prior to the end of such one-year period or six months from such termination, whichever is later, in the business of the Company and Wholly Owned Subsidiaries as provided above. The amount of such Net Cash Proceeds neither used to repay or prepay Indebtedness nor used or invested as set forth in the preceding sentences constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $50 million or more, the Company shall apply the Excess Proceeds to the repayment of the Notes as provided in this paragraph (c). The Company shall make an offer to purchase (an "Offer") from all Holders of the Notes in accordance with the procedures set forth in this Section 4.08 in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the Excess Proceeds (the "Note Amount"). The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Section 4.08. To the extent that the aggregate Offered Price tendered pursuant to an Offer is less than the Note Amount (the amount by which the aggregate Offered Price is less than the Note Amount constitutes a "Deficiency"), the Company may use such Deficiency, or a portion thereof, in the business of the Company and Wholly Owned Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer, the amount of Excess Proceeds shall be reset at zero.

          (d) If the Company becomes obligated to make an offer pursuant to clause (c) above, Notes shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days nor later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. The Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law. The notice, which shall govern the terms of the Offer, shall state:

          (1)  that the Offer is being made pursuant to this
     Section 4.08 and the length of time the Offer will remain open;

          (2)  the purchase price and the Offer Date;

          (3) that any Note not tendered or accepted for pay ment will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

          (5) that Holders electing to have a Note purchased pursuant to any Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day before the Offer Date in order to collect the purchase price;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase (including, if any, the CUSIP number and the certificate number of such Note) and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis based upon amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof.

          On or before the Offer Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursu ant to the Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, to the Offer Date on the Notes to be purchased and deliver to the Paying Agent an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Paying Agent shall promptly (but in any case not later than 5 days after the Excess Proceeds payment date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly execute and issue a new Note, and the Trustee shall promptly authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          (e) Whenever Excess Proceeds received by the Company equals $50 million or more, such Excess Proceeds shall, prior to the purchase of Notes described in paragraph (c) above, be set aside by the Company in a separate account pending
(i) deposit with the depositary of the amount required to purchase the Notes tendered in an Offer or (ii) delivery by the Company of the Offered Price to the Holders of the Notes tendered in an Offer. Such Excess Proceeds may be invested in Temporary Cash Investments the maturity date of which is not later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

          (f) In the event that the Company shall be unable to purchase Notes from Holders thereof in an Offer because of provisions of applicable law, the Company need not make an Offer. The Company shall then be obligated to (i) invest the Excess Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) will be used in the businesses of the Company and Wholly Owned Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto and/or (ii) apply the Excess Proceeds to repay Pari Passu Indebtedness or Indebtedness of Subsidiaries.

          (g)  The Company shall comply, to the extent
applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in connection with the repurchase of the Notes. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.08, the Company shall comply with the applicable United States federal or state securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.08 by virtue thereof.

Section 4.09.  Limitation on Transactions with Affiliates.
               -------------------------------------------
          The Company will not, and will not permit any Subsidiary to, directly or indirectly (other than pursuant to contractual arrangements in effect on the date of the Indenture), conduct any business or enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary or a Joint Venture Entity) unless (i) the terms of such business transaction or series of transactions are (A) set forth in writing and (B) no less favorable to the Company or such Subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third party, and (ii) with respect to a transaction or series of transactions involving aggregate payments in excess of $1 million, such transaction or series of transactions has been approved by a majority of the Independent Directors.

Section 4.10.  Limitations on Liens.
               ---------------------
          The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind upon any of their respective assets or properties having an aggregate book value in excess of $500,000 now owned or acquired after the date of the Indenture or any income or profits therefrom to secure any Indebtedness of the Company unless contemporaneously therewith or prior thereto the Notes are equally and ratably secured with the obligation or liability secured by such Lien, except for the Liens set forth on Schedule I hereto and any extension, renewal, refinancing or replacement, in whole or in part, of any Lien set forth on
Schedule I hereto, so long as (1) the amount of security is not increased thereby, (2) the aggregate amount of Indebtedness or other obligations secured by the Lien after such extension, renewal, refinancing or replacement does not exceed the aggregate amount of the Indebtedness or other obligations secured by the existing Lien prior to such extension, renewal, refinancing or replacement and (3) the Indebtedness secured by such Lien (other than Permitted Indebtedness), if any, is permitted under the provisions of the Indenture.

Section 4.11.  Limitations of Guarantees by Subsidiaries.
               ------------------------------------------
          (a) The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture evidencing its guarantee of payment of the Notes, on a ranking in right of payment at least equal to such assumption, guarantee or liability (unless such other indebtedness of the Company being guaranteed is subordinated indebtedness, in which case on a ranking in right of payment prior to such assumption, guarantee or liability) and (ii) such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its guarantee.

          (b) Each guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock owned by the Company (directly or indirectly) in, or all or substantially all the assets of, such Subsidiary, which is in compliance with the Indenture.

Section 4.12.  Limitation on Sale-Leaseback Transactions.
               ------------------------------------------
          The Company shall not, and shall not permit any Subsidiary to, enter into any sale and leaseback transaction unless (i) the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
Section 4.06 of this Indenture or (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) of the property and the Company or such Subsidiary applies or causes to be applied an amount in cash equal to the Net Cash Proceeds from such sale to
(A) purchase Notes or prepay Pari Passu Indebtedness or any Indebtedness of any Subsidiary or (B) be used by the Company and Wholly Owned Subsidiaries in their marine transportation businesses or in businesses reasonably related thereto, in each case within 90 days of the effective date of any such sale and leaseback transaction.

Section 4.13.  Payments for Consent.
               ---------------------
          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any con sideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14.  Corporate Existence.
               --------------------
          Subject to Article 5 hereof, the Company shall use all reasonable efforts to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15.  Change of Control.
               ------------------
          (a) If a Change of Control occurs at any time, each Holder of Notes will have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase, as provided in and subject to the terms of this Section 4.15. All Notes properly tendered pursuant to such Change of Control offer and not withdrawn pursuant thereto will be purchased on the Change of Control payment date. The Change of Control offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control payment date.

          (b) Within 30 days following any Change of Control, the Company will mail a notice to each Holder. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

         (i) that the Change of Control offer is being made pursuant to this Section 4.15, the length of time the Change of Control offer will remain open and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

        (ii) the Change of Control purchase price and the Change of Control payment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

       (iii) that any Note not tendered or improperly tendered will continue to accrue interest;

        (iv) that, unless the Company defaults in the payment of the Change of Control purchase price, any Notes accepted for payment pursuant to the Change of Control offer shall cease to accrue interest after the Change of Control payment date;

         (v) that Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address speci fied in the notice prior to the close of business on the third Business Day preceding the Change of Control payment date in order to collect the purchase price;

        (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control payment date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase (including, if any, the CUSIP number and the certificate number of such Notes), and a statement that such Holder is withdrawing his election to have such Notes purchased;

       (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surren dered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

      (viii) any other procedures that a Holder must follow to accept a Change of Control offer or effect withdrawal of such acceptance;

        (ix)   the name and address of the Paying Agent; and

         (x) the circumstances and relevant facts regarding such Change of Control.

          On the Change of Control payment date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. legal tender sufficient to pay the Change of Control purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Paying Agent an Officers' Certificate stating that such Notes or portions thereof were accepted for purchase by the Company in accordance with the terms of this Indenture. The Paying Agent shall promptly (but in any case not later than 5 days after the Change of Control payment date) mail or deliver to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall promptly execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in connection with the repurchase of the Notes as described above. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.15, the company will company with such applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16.  Maintenance of Office or Agency.
               --------------------------------
          The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or exchange or for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section
10.02 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be pre sented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate
Trust Office of the Trustee set forth in Section 10.02 as such office of the Company.

Section 4.17.  Restrictions on Preferred Stock of
               Subsidiaries.
               ----------------------------------
          The Company will not permit any Subsidiary to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary), or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Preferred Stock of any Subsidiary.

Section 4.18.  Limitation on Dividends and
               Other Payment Restrictions
               Affecting Subsidiaries.
               ---------------------------
          The Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary,
(c) make any Investment in the Company or any other Subsidiary or (d) transfer any of its property or assets to the Company or any other Subsidiary, except (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture; (ii) any encumbrance or restriction pursuant to Title XI Financing provided that such encumbrance or restriction is no more onerous to the Company or such Subsidiary than any provision contained in any agreement or other document pertaining to a Title XI Financing to which the Company or such Subsidiary is a party or subject which is outstanding on the date of the Indenture; (iii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary on the date of the Indenture, in existence at the time such Person becomes a Subsidiary or created on the date it becomes a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; and
(iv) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii), and (iii) provided, that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (in the opinion of the Board of Directors of the Company and evidenced in a Board Resolution whose determination shall be conclusive).

Section 4.19.  Limitations on Unrestricted Subsidiaries.
               -----------------------------------------
     The Company will not make, and will not permit any Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, (i) the aggregate amount of such Investments would exceed the sum of (x) 10% of the Company's Consolidated Net Tangible Assets at the time of determination and (y) the amount of Restricted Payments then permitted to be made pursuant to Section 4.07 of this Indenture and (ii) after giving effect to such Investment, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness). Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant may be made in cash or property.

Section 4.20.  Insurance.
               ----------
          The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers (which shall include the Company's wholly-owned subsidiary, Bay Insurance Company, a Bermuda company), against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers compensation and interruption of business insurance.


                           ARTICLE 5

                     SUCCESSOR CORPORATION


Section 5.01.  Limitation on Consolidation,
               Merger and Sale of Assets.
               ----------------------------
          The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or group of affiliated Persons or permit any Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, or permit any Person to consolidate or merge with or into the Company unless at the time and after giving effect thereto (i) either (a) the Company shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company, substantially as an entirety, are transferred (the "Surviving Entity") shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed, and the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing and the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture), after giving effect to such transaction, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 of this Indenture;
(iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction; and (iv) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture or guarantee confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes.

          In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company or such Person shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or disposition and the supplemental indenture in respect thereto comply with the requirements under the Indenture.

          A Guarantor, if any (other than any Subsidiary whose Guarantee is being released as described in Section 4.11 of this Indenture as a result of such transaction), shall not, and the Company will not permit a Guarantor, in a single transaction or through a series of related transactions, to consolidate with or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis substantially as an entirety to any other Person or group of affiliated Persons unless (i) either
(1) such Guarantor shall be the continuing corporation, partnership or trust or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor substantially as an entirety (the "Transaction Survivor") shall be a corporation, partnership or trust organized and validly existing under
(x) the laws of the United States, any state thereof or the District of Columbia or (y) the laws of any other country recognized by the United States of America and, in either case, shall expressly assume by a supplemental indenture or guarantee, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of such Guarantor or a subsidiary thereof which becomes the obligation of such Guarantor or any of its subsidiaries in connection with or as a result of the transaction as having been incurred at the time of the transaction), no Default or Event of Default shall have occurred and be continuing; (iii) the Transaction Survivor shall have delivered to the Trustee opinions of independent counsel to the effect that (a) the Holders of the outstanding Notes will not recognize United States federal income, gain or loss for income tax or other tax purposes as a result of such transaction, and will be subject to United States federal income tax and other tax on the same amounts, in the same manner and at the same times as would be the case if such transaction had not occurred and (b) there will be no withholding tax imposed on any payments made pursuant to the Notes or the Guarantees by the jurisdiction in which the Transaction Survivor is domiciled or incorporated; provided that the Holders of Notes file any forms with the relevant governments which the Company reasonably requests such Holders to file, which filings will have no other material economic or legal consequences to such Holders; and (iv) such Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and that all conditions precedent therein relating to such transaction have been complied with.

          Notwithstanding the foregoing, any Subsidiary may
(x) merge or consolidate with or into any other Wholly Owned Subsidiary or the Company or (y) sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of its properties and assets to any other Wholly Owned Subsidiary or the Company; provided that (A) any Person surviving any such merger or consolidation with a Guarantor or which acquires substantially all of the assets of any Guarantor (the "Acquisition Survivor") shall expressly assume by a supplemental indenture or guarantee executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, any obligations of such Subsidiary to guarantee the obligations owing under this Indenture; and (B) the Acquisition Survivor shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the transaction and the supplemental guarantee or indenture executed in connection therewith comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, with the same effect as if such successor Person had been named as the Company under the Indenture or such Guarantor under the Guarantee, as the case may be.

Section 5.02.  Successor Person Substituted.
               -----------------------------
          Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Com pany or any Guarantor, if any, in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or any Guarantor, if any, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or any Guarantor, if any, under this Indenture, the Notes and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company herein or such Guarantor under the Guarantee, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Notes and/or the Guarantees, as the case may be.


                           ARTICLE 6

                     DEFAULTS AND REMEDIES


Section 6.01.  Events of Default.
               ------------------
          An "Event of Default" occurs if:

         (i) there shall be a failure to pay an installment of interest on any of the Notes when it becomes due and payable and continuance of such default for a period of 30 days after the date when due;

        (ii) there shall be a failure to pay when due the principal of (at its Stated Maturity, required repurchase or otherwise) or premium, if any, on any of the Notes;

       (iii) the Company or any Guarantor, if any, shall fail to comply with its obligations under Section 5.01 of this Indenture;

        (iv) (A) the Company shall fail to perform or observe any other covenant, warranty or agreement contained in the Notes or the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is expressly dealt with elsewhere herein) for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (B) the Company shall have failed to make or consummate an offer in accordance with the provisions of Sections 4.08 or 4.15 of this Indenture;

         (v) (A) a default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $5 million when the same shall become due and payable and continuation of such default after any applicable grace period or (B) an event of default as defined in any of the foregoing agreements, indentures or instruments shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

        (vi) any Guarantee, if any, is determined by a court of competent jurisdiction to be null and void or the Guarantor, if any, denies that it has any further liability under the Guarantee, or gives notice to such effect (other than by reason of the release of any such Guarantee in accordance with Section 4.11 of this Indenture);

       (vii) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary or any of their respective properties which is not fully covered by insurance, bond or surety or similar instrument and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 days during which a stay of enforcement of such judgment, order or decree, by reason of an appeal or otherwise, shall not be in effect; or

      (viii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B)  consents to the entry of an order for
          relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its prop erty, or

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not able to pay its debts as they become due; or

        (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant
          Subsidiary, or

               (C) orders the liquidation of the Company or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          The Trustee may withhold notice as provided under
Section 7.05 to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the interests of the Holders of the Notes to do so.

Section 6.02.  Acceleration.
               -------------
          (a) If an Event of Default (other than an Event of Default arising under Section 6.01(viii) or (ix)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of all the Notes to be due and payable immediately at their principal amount together with accrued and unpaid interest to the date the Notes become due and payable and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceeding. If an Event of Default specified in Section 6.01(viii) or (ix) occurs and is continuing, then the principal of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (b) Notwithstanding the provisions of Section 6.04 of this Indenture, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

          (c) The Company is required to notify the Trustee within five business days of the occurrence of any Default.

Section 6.03.  Other Remedies.
               ---------------
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, com promise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or con stitute a waiver of or acquiescence in the Event of Default.
No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults
               and Events of Default.
               -----------------------
          Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all the Notes waive any past Default under the Indenture and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.
               --------------------
          The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with any laws or regulations or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its reasonable discretion against all losses, liabilities, expenses or fees caused by taking or not taking such action.

Section 6.06.  Limitation on Suits.
               --------------------
          Subject to Section 6.07 of this Indenture, no Holder has any right to institute any proceeding with respect to this Indenture or pursue any remedy thereunder unless:

          (1) the Holders of at least 25% in aggregate princi pal amount of the outstanding Notes make a written request to the Trustee to institute such proceeding or pursue the remedy as Trustee;

          (2) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, expense or fee;

          (3) the Trustee fails to institute such proceeding or pursue such remedy within 15 calendar days after receipt of such notice and the indemnity; and

          (4) the Trustee has not received directions incon sistent with such written request during such 15-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.  Rights of Holders To Receive Payment.
               -------------------------------------
          Notwithstanding any other provision of this Inden ture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, or accrued interest, if any, on any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.
               ---------------------------
          If an Event of Default in payment of principal, pre mium or interest specified in clauses (i), (ii) or (iii) of
Section 6.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.
               ---------------------------------
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such pro ceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compen sation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrange ment, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.  Priorities.
               -----------
          If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section
     7.07 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereon if fully paid;

          THIRD: the balance, if any, to the Person or Persons entitled thereto; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.
               ----------------------
          All parties to this Indenture agree and each Holder of any Note by his acceptance thereof shall be deemed to have agreed that in any suit for the enforcement of any right or rem edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Notes then outstanding.


                           ARTICLE 7

                            TRUSTEE


Section 7.01.  Duties of Trustee.
               ------------------
          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, other than with respect to any action taken by the Trustee as directed by a majority in aggregate principal amount of the Holders of out standing Notes, exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default known to the Trustee:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden ture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it determines in the exercise of its reasonable discretion that repayment of such funds or ade quate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, paragraphs (a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee is not under any obligation to exer cise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02.  Rights of Trustee.
               ------------------
          Subject to Section 7.01 hereof:

          (1) In the absence of bad faith on its part, the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such cer tificate or opinion.

          (3) In the absence of bad faith on its part, the Trustee may act through Agents and shall not be responsible for the misconduct or negligence of any Agent unless the appointment of such Agent was made with negligence.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reason ably believes to be authorized or within its rights or powers under this Indenture.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.
               -----------------------------
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be sub ject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               ---------------------
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
               -------------------
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may with hold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06.  Reports by Trustee to Holders.
               ------------------------------
          If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing on May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with the reporting requirements of TIA Section 313(b)(2). The Trustee shall transmit all such reports by mail as required by TIA Section 313(c):

          (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each such report at the time of such mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed as provided by TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.
               ---------------------------
          The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and except for any such disbursement or expense as may be attributable to negligence or bad faith.

          The Company shall indemnify each of the Trustee and its officers, directors, employees and agents and any predeces sor Trustee and its officers, directors, employees and agents for, and hold it harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its pow ers or duties hereunder (including, without limitation, settle ment costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obliga tions hereunder except to the extent the Company is prejudiced thereby.

          Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss, damage, claim or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in of Section 6.01(viii) or
(ix) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.  Replacement of Trustee.
               -----------------------
          The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge or control of the Trustee or its property or affairs; or

          (4) the Trustee otherwise becomes incapable of act ing.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          No resignation or removal of the Trustee shall become effective until the acceptance of appointment by the successor Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a suc cessor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder who has been a bona fide Holder for at least 6 months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails after written request thereof by such Noteholder to comply with Section 7.10.

          A successor Trustee shall deliver a written accep tance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the resignation or removal of the retiring Trustee shall become effective and the retiring Trustee shall, subject to its rights under
Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by
               Consolidation, Merger or Conversion.
               ------------------------------------
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               ------------------------------
          This Indenture shall always have a Trustee who satis fies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent pub lished annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in
Section 310(b)(1). The provisions of TIA Section 310(a)(5) shall apply to any Person directly or indirectly controlling, controlled by or under common control with the Company as obligor of the Notes. The provisions of TIA Section 310 shall apply to the Company as obligor of the Notes.

Section 7.11.  Preferential Collection
               of Claims Against Company.
               --------------------------
          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor of the Notes.

Section 7.12.  Paying Agents.
               --------------
          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Com pany (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                           ARTICLE 8

              AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01.  Without Consent of Holders.
               ---------------------------
          The Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to comply with any requirements of the Commis sion under the TIA and maintain the qualification of this Indenture under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein upon the Company;

          (6) to add a Guarantor pursuant to the requirements of Section 4.11;

          (7) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

          (8) to secure the Notes pursuant to the requirements of Section 4.10 or otherwise; or

          (9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee, pursuant to this Indenture or otherwise.

          The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.
               ------------------------
          The Company and the Guarantors, if any, and the Trustee may modify or supplement this Indenture, the Notes or the Guarantees, if any, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggre gate principal amount of the outstanding Notes may waive com pliance in a particular instance by the Company or the Guarantors, if any, with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to
Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or change the currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

        (ii) amend, change or modify the definition of "Change of Control" or the obligation of the Company to make and consummate an offer to purchase the Notes upon a Change of Control on the terms described in Section 4.15 of this Indenture;

       (iii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder and their consequences provided for in the Indenture or with respect to any Guarantee;

        (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or

          (v) except as otherwise permitted under Section 5.01 of this Indenture, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture.

          After an amendment, supplement or waiver under this
Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

          Upon the request of the Company and each Guarantor, if any, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee unless such supplemental indenture or Guarantee affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.
               ------------------------------------
          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ----------------------------------
          Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, such record date shall be not less than 20 days prior to the first solicitation of such consent, and notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

          After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (v) of Section 8.02 hereof. In that case the amend ment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.  Notation on or Exchange of Notes.
               ---------------------------------
          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Com pany or the Trustee so determines, the Company in exchange for the Note shall execute and issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.  Trustee To Sign Amendments, etc.
               --------------------------------
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certifi cate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Inden ture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.


                           ARTICLE 9

              DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01.  Satisfaction and Discharge of Indenture.
               ----------------------------------------
          This Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any of the Guarantors has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;
(ii) the Company or any of the Guarantors has paid all other sums payable under this Indenture by the Company and the Guarantors, if any; and (iii) the Company and each of the Guarantors, if any, have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 9.02.  Defeasance.
               -----------
          The Company may, at its option and at any time, elect by Board Resolution to have the obligations of the Company discharged with respect to the outstanding Notes ("Defeasance"). Such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under the outstanding Notes and this Indenture insofar as such outstanding Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to
Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 of this Indenture and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest of such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Article 2 and Section 4.16 of this Indenture, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 of this Indenture), and (iv) Article 9 of this Indenture.

Section 9.03.  Covenant Defeasance.
               --------------------
          The Company may, at its option at any time, elect by Board Resolution to have the obligations of the Company and any Guarantor, if any, released with respect to their respective obligations under Sections 4.02 through 4.12, 4.15, and 4.17 through 4.20 of this Indenture and clauses (ii) and (iii) of
Section 5.01 of this Indenture with respect to the outstanding Notes on and after the date the conditions in Section 9.04 of this Indenture are satisfied ("Covenant Defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under Section 6.01 of this Indenture will no longer constitute a Default or an Event of Default with respect to the Notes.

Section 9.04.  Conditions to Defeasance
               or Covenant Defeasance.
               ------------------------
          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding
Notes:

         (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest;

        (ii) in the case of Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law or the judicial interpretation thereof, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

       (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

        (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

         (v) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor, if any, is a party or by which it is bound;

        (vi)   in the case of Defeasance or Covenant
     Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of any Indebtedness of the Company, including, without limitation, those arising under the Indenture (other than the rights of the Holders of the Notes to receive the principal of, and interest on, the Notes) and
     (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;

       (vii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

      (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance or the Covenant
     Defeasance, as the case may be, have been complied with.

Section 9.05.  Deposited Money and U.S. Government
               Obligations To Be Held in Trust;
               Other Miscellaneous Provisions.
               -----------------------------------
          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to
Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accor dance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwith standing, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certifi cation thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 9.06.  Reinstatement.
               --------------
          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 9.01, 9.02 or 9.03 hereof by reason of any legal pro ceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise pro hibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Com pany has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trus tee or Paying Agent.

Section 9.07.  Moneys Held by Paying Agent.
               ----------------------------
          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Com pany, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.
               -----------------------
          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respec tively become due and payable shall be repaid to the Company upon Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all lia bility of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.


                          ARTICLE 10

                         MISCELLANEOUS


Section 10.01. Trust Indenture Act Controls.
               -----------------------------
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02. Notices.
               --------
          Any notice or communication shall be given in writing and delivered in person against written receipt, sent by fac simile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, or by a recognized overnight courier, addressed as follows:

          If to the Company:

               International Shipholding Corporation
               1700 Poydras Center
               650 Poydras Street
               New Orleans, Louisiana  70130
               Attention:  Chief Financial Officer
               Fax:  (504) 529-2078

          Copy to:

          Jones, Walker, Waechter,
Poitevent, Carrere, Denegre, L.L.P.

               201 Saint Charles Avenue
               New Orleans, Louisiana  70170
               Attention:  L.R. McMillan II, Esq.
               Fax:  (504) 582-8583

          If to the Trustee:

               The Bank of New York
               101 Barclay Street, Fl. 21 W.
               New York, New York 10286
               Attention:  Corporate Trust Administration
               Fax:  (212) 815-5915

          Such notices or communications shall be deemed effective when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after timely delivered to a next-day air courier guaranteeing overnight delivery and when receipt is acknowledged by the addressee's telecopier machine, if telecopied; and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company or the Trustee by written notice to the others may designate additional or different addresses for sub sequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar and shall be deemed effective five Business Days after being deposited in the mail.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.03. Communications by Holders
               with Other Holders.
               -------------------------
          Noteholders may communicate pursuant to TIA
Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. Every Noteholder, by receiving and holding such Notes acknowledges that the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c) and may not be held accountable by reason of the disclosure of information as to the names and addresses of the Noteholders pursuant to TIA
Section 312(b).

Section 10.04. Certificate and Opinion as
               to Conditions Precedent.
               --------------------------
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signers, all conditions prece dent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions prece dent have been complied with.

Section 10.05. Statements Required in
               Certificate and Opinion.
               ------------------------
          Each certificate and opinion with respect to compli ance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certifi cate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been com plied with.

Section 10.06. When Treasury Notes Disregarded.
               --------------------------------
          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direc-tion, waiver or consent, Notes owned by the Company, or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determin ing whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disre garded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any Affiliate of any of them.

Section 10.07. Rules by Trustee and Agents.
               ----------------------------
          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 10.08. Business Days; Legal Holidays.
               ------------------------------
          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.09. Governing Law.
               --------------
          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEED ING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 10.10. No Adverse Interpretation of Other Agreements.
               ----------------------------------------------
          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 10.11. No Recourse Against Others.
               ---------------------------
          A director, officer, employee, stockholder or incor-porator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.12. Successors.
               -----------
          All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agree ments of the Trustee, any additional trustee and any Paying
Agents in this Indenture shall bind its successor.

Section 10.13. Multiple Counterparts.
               ----------------------
          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an origi nal, but all of them together represent one and the same agreement.

Section 10.14. Table of Contents, Headings, etc.
               ---------------------------------
          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15. Separability.
               -------------
          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforce able, the validity, legality and enforceability of the remain ing provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                   INTERNATIONAL SHIPHOLDING
                                     CORPORATION


                                   By:  ____________________
                                        Name:
                                        Title:



                                   By:  ____________________
                                        Name:
                                        Title:



                                   THE BANK OF NEW YORK,
                                     as Trustee


                                   By:  ____________________
                                        Name:
                                        Title:



                          SCHEDULE I


                        PERMITTED LIENS


          Any and all security interests, rights of set off, liens or encumbrances of any sort on deposit accounts created pursuant to the law of any state in which International Shipholding Corporation maintains any such deposit accounts.



                                                      EXHIBIT A
                                                 (FACE OF NOTE)

                        [FORM OF NOTE]


          THESE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO
(X) THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CER TIFICATE OF TRANSFER ON THE REVERSE OF THE NOTES), (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING NOTES WITH AN AGGREGATE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, IF ANY, OF AT LEAST $250,000 AND THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                   CUSIP Number


             INTERNATIONAL SHIPHOLDING CORPORATION

                 7 3/4% SENIOR NOTES DUE 2007


No. ________                                 $_____________


          International Shipholding Corporation, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum of ___________________ Dollars, on October 15, 2007.

          Interest Payment Dates: April 15 and October 15, commencing April 15, 1998.

          Record Dates:  April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              INTERNATIONAL SHIPHOLDING
                                CORPORATION



                              By:  ___________________________



                              By:  ___________________________



Certificate of Authentication:
This is one of the 7 3/4% Senior
Notes due 2007 referred to in
the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK,
as Trustee



By:  ______________________________
        Authorized Signatory

                                                 (REVERSE SIDE)

             INTERNATIONAL SHIPHOLDING CORPORATION

                 7 3/4% SENIOR NOTES DUE 2007


1.   INTEREST.

          International Shipholding Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing on April 15, 1998, at the rate of 7 3/4% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate of interest borne by the Notes.

2.   METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the April 1 or October 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's reg istered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of January 22, 1998 (the "Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by refer ence to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of the Inden ture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Inden ture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured senior obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to $160,000,000 which may be issued under the Indenture; provided the principal amount of Notes issued on the Issue Date will not exceed $110,000,000. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Company and its Subsidiaries, certain other restricted payments by the Company and its Subsidiaries, certain transactions with, and investments in, its Affiliates, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

5.   REDEMPTION.

          Except for certain redemptions described in Section 6 below, the Company may not redeem the Notes, in whole or in part, at any time.

6.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with pro cedures set forth in the Indenture.

7.   REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Company and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc, as initial purchasers of the Notes, the Company will be obligated to con summate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust inden ture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not con summated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

8.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accor dance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not reg ister the transfer of or exchange any Note selected for redemp tion or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

9.   PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trus tee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

11.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstand ing. Without the consent of Holders, the Company and the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including, but not limited to, providing for uncertificated Notes in addition to certificated Notes, complying with Article Five of the Indenture, complying with any requirements of the Commission under the TIA, adding a Guarantor pursuant to the requirements of Section 4.11, securing the Notes pursuant to the requirements of Section 4.10 and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

12.  SUCCESSOR ENTITY.

          When a successor corporation assumes all the obliga tions of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

13.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(viii) or (ix) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such accel eration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Sections 6.01(viii) or
(ix) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

14.  TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company or under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of cer tain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

17.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

18.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Com mittee on Uniform Securities Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PRO CEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: INTERNATIONAL SHIPHOLDING CORPORATION, 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130, Attention: Chief Financial Officer.

                          ASSIGNMENT


I or we assign and transfer this Note to:

    (Insert assignee's social security or tax I.D. number)

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________________________

_______________________________________________________________

Agent to transfer this Note on the books of the Company.  The
Agent may substitute another to act for him.

                          [Check One]

[  ]      (a)  this Note is being transferred in compliance
          with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                              or

[  ]       (b)  this Note is being transferred other than in
           accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Reg istrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:____________________     Your Signature:__________________



                              _________________________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)



     Signature Guarantee:     _________________________________


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such informa tion regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________        _____________________________
                                 NOTICE: To be executed by
                                          an executive officer

              OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or
Section 4.15 of the Indenture, check the appropriate box:


             Section 4.08               Section 4.15


          If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_________________

Date: ____________

                         Your Signature: _____________________

                         (Sign exactly as your name appears on
                         the face of this Note)


___________________________
Signature Guarantee


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                                      EXHIBIT B


                FORM OF LEGEND FOR GLOBAL NOTES


          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in sub stantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING
     OF THE INDENTURE HEREINAFTER REFERRED TO AND IS
     REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE
     OF A DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR
     NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN
     THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED
     CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO
     TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF
     THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE
     OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY
     TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE
     DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED
     CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
     AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE
     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
     EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
     REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
     OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRE
     SENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &
     CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
     PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
     BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE
     REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTER
     EST HEREIN.


                                                      EXHIBIT C


                   Form of Certificate to Be
                 Delivered in Connection with
           Transfers to Non-QIB Accredited Investors
           -----------------------------------------

                                              ___________, ____

               Re:  International Shipholding Corporation
                    (the "Company") 7 3/4% Senior Notes
                    due 2007 (the "Notes")
                    -------------------------------------
Dear Sirs:

          In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and condi tions set forth in the Indenture dated as of January 22, 1998 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been reg istered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the follow ing sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States in compliance with Rule 144A under the Securities Act, to a "qualified institutional buyer" (as defined in Rule 144A),
     (C) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing Notes with an aggregate principal amount, plus accrued and unpaid interest, if any, of at least $250,000 and that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter,
     (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the fore going restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the mat ters covered hereby.

                              Very truly yours,

                              [Name of Transferee]



                              By:  ___________________________
                                      Authorized Signature

                                                      EXHIBIT D


                   Form of Certificate to Be
                 Delivered in Connection with
              Transfers Pursuant to Regulation S
              ----------------------------------

                                           ______________, ____

[         ]

               Re:  International Shipholding Corporation
                    (the "Company") 7 3/4% Senior Notes
                    due 2007 (the "Notes")
                    -------------------------------------
Dear Sirs:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regu lation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was origi nated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facili ties of a designated off-shore securities market and nei ther we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities
     Act;

          (5) we understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the fore going restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect; and

          (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the mat ters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]



                              By:  ___________________________
                                      Authorized Signature